Exhibit 35.1


                                                       IMPAC FUNDING CORPORATION
                                        19500 JAMBOREE ROAD | IRVINE, CA | 92612
                                         WWW.IMPACCOMPANIES.COM | 1-800-597-4101

                    ITEM 1123 ANNUAL STATEMENT OF COMPLIANCE

                            Impac Funding Corporation

                        Impac Secured Assets Corp, 2006-5

            I, Mario Fegan, a duly authorized officer of Impac Funding Corporation, as master servicer (the "Master Servicer") pursuant to the Pooling and Servicing Agreement (the "Agreement"), hereby certify that:

            1. A review of the Master Servicer's activities during the period from and including January 1, 2006 through and including December 31, 2006 (the "Reporting Period") and of the Master Servicer's performance under the Agreement has been made under my supervision.

            2. To the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

            IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 20th day of March 2007.


[LOGO] IMPAC(R)

                                                  By: /s/ Mario Fegan
                                                      --------------------------
                                                  Name: Mario Fegan
                                                  Title: V.P., Master Servicing